A0845355

4121248 SURV

FILED KK
Secretary of State
State of California
AUG 20 2020

AGREEMENT OF MERGER

Merging

JG MERGER SUB, INC.

with and into

J@G ENTERPRISES, INC.

1a

This Agreement of Merger (this "*Agreement*") is made as of August 20, 2020 by and among J@G Enterprises, Inc., a California corporation (the "*Surviving Corporation*"), JG Merger Sub, Inc., a California corporation ("*Merging Corporation*"), and Hightimes Holding Corp., a Delaware corporation ("*Hightimes*"), with reference to the following facts:

1. This Agreement of Merger together with each Certificate of Approval is being filed in connection with that certain Agreement and Plan of Merger made and entered into as of May 29, 2020, among J@G Enterprises, that certain individual referred to as "Owner" therein, Hightimes Holding Corp., a corporation organized under the laws of the State of Delaware, and JG Merger Sub, Inc., a corporation organized under the laws of California, as amended by that certain Amendment to Agreement and Plan of Merger dated as of July 6, 2020 and that certain Second Amendment to Agreement and Plan of Merger dated as of August 20, 2020.

2. The Surviving Corporation is a California corporation, organized on February 22, 2018, corporation number C4121248, and has 100 shares of its common stock outstanding (the "*Surviving Corporation Common Stock*").

3. Merging Corporation is a California corporation and wholly-owned subsidiary of Hightimes ("*Parent*"). Merging Corporation was organized on May 26, 2020, corporation number C4596726, and has 1,000 shares of its common stock outstanding (the "*Merging Corporation Common Stock*").

4. Parent is a Delaware corporation organized on December 2, 2016, and has 25,294,398 shares of its common stock outstanding (the "*Parent Common Stock*").

5. At the effective time of the merger (the "*Effective Time*"), the Merging Corporation shall be merged with and into the Surviving Corporation, the Surviving Corporation will continue as the surviving corporation of the Merger, and the separate corporate existence of Merger Sub will cease (the "*Merger*"). As a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Parent.

6. At the Effective Time, the articles of incorporation of Merging Corporation shall terminate and the articles of incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall be the articles of incorporation of Surviving Corporation until thereafter amended in accordance with applicable law.

7. At the Effective Time, as a result of the Merger and without any action on the part of Surviving Corporation, Merging Corporation or Parent, each share of Merging Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be

converted into and become 0.1 validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock and the shares so converted shall constitute the only outstanding shares of capital stock of Surviving Corporation.

8. At the Effective Time, as a result of the Merger and without any action on the part of Surviving Corporation, Merging Corporation or Parent, all shares of Surviving Corporation Common Stock owned by the Owner will no longer be outstanding and will be cancelled and retired and the holder thereof will have the right to receive the following: each share of Surviving Corporation Common Stock owned by the Owner issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $3,325 in cash, without interest, and 8,765.91 shares of Parent Common Stock.

9. At the Effective Time, the separate existence of Merging Corporation shall cease and Surviving Corporation will succeed to all property, rights, privileges, immunities, powers, franchises, licenses and authority of Merging Corporation, and all debts, liabilities, obligations, restrictions and duties of Merging Corporation shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

10. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

11. The effect of the Merger is as prescribed by law.

12. The Effective Time of the Merger is the date upon which this Agreement is filed with the Secretary of State of the State of California.

[Next page is signature page.]

A0845355

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger as of the date first above written.

SURVIVING CORPORATION

J@G Enterprises, Inc.

By:______________________________
Jamie Garzot, Chief Executive Officer and President

By:______________________________
Jamie Garzot, Secretary

MERGING CORPORATION

JG Merger Sub, Inc.

By:______________________________
Jay Paul Henderson, President

By:______________________________
Jay Paul Henderson, Secretary

PARENT

Hightimes Holding Corp.

By:______________________________
Jay Paul Henderson, President

By:______________________________
Jay Paul Henderson, Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger as of the date first above written.

SURVIVING CORPORATION

J@G Enterprises, Inc.

By:____________________________
Jamie Garzot, Chief Executive Officer and President

By:____________________________
Jamie Garzot, Secretary

MERGING CORPORATION

JG Merger Sub, Inc.

By:____________________________
Jay Paul Henderson, President

By:____________________________
Jay Paul Henderson, Secretary

PARENT

Hightimes Holding Corp.

By:____________________________
Jay Paul Henderson, President

By:____________________________
Jay Paul Henderson, Secretary

Certificate of Approval
of
Agreement of Merger

Jamie Garzot hereby certifies that:

1. She is the president and chief executive officer and the secretary of J@G Enterprises, Inc. ("*J@G Enterprises*"). J@G Enterprises is a California corporation, number C4121248.

2. The board of directors of J@G Enterprises duly approved the principal terms of the Agreement of Merger in the form attached, providing for the merger of JG Merger Sub, Inc., a California corporation ("*JG Sub*"), with and into J@G Enterprises.

3. J@G Enterprises has only one class of authorized shares, designated common stock. The total number of shares issued and outstanding and entitled to vote on the merger was 100 shares of common stock.

4. The common stock duly approved the principal terms of the Agreement of Merger by the affirmative vote of more than 50% of the shareholders entitled to vote, which equaled or exceeded the vote required.

5. In connection with the merger, Hightimes Holding Corp., a Delaware corporation ("*Parent*") and the sole shareholder of JG Sub, agreed to issue shares of Parent's common stock to the holder of common stock of J@G Enterprises. No vote of the shareholders of Parent was required.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated this 20th day of August, 2020.

Jamie Garzot
Chief Executive Officer, President

Jamie Garzot
Secretary

A0845355

Certificate of Approval
of
Agreement of Merger

Jay Paul Henderson hereby certifies that:

1. He is the president and the secretary, respectively, of JG Merger Sub, Inc. ("*JG Sub*"). JG Sub is a California corporation, number C4596726.

2. The board of directors of JG Sub duly approved the principal terms of the Agreement of Merger in the form attached.

3. JG Sub has only one class of authorized shares, designated common stock. The number of shares issued and outstanding and entitled to vote on the merger totaled 1,000 shares of common stock.

4. The common stock duly approved the principal terms of the Agreement of Merger by the affirmative vote of more than 50% of the shareholders entitled to vote, which equaled or exceeded the vote required.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated this 20th day of August, 2020.

Jay Paul Henderson
President

Jay Paul Henderson
Secretary